Exhibit 99.1

Behringer Harvard Appoints Kym Janney as
CFO and CAO for Two Opportunity REITs

DALLAS, February 14, 2011 — Behringer Harvard announced today the appointment of Kymberlyn (Kym) Janney as the Chief Financial Officer and Chief Accounting Officer for Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc. Ms. Janney has served as the Senior Vice President - Financial Administration of these investment programs’ advisors since July 2010.

Ms. Janney has more than 25 years of experience in accounting and financial activities related to commercial real estate, including more than 20 years of management-level experience. Before joining Behringer Harvard, from October 2009 until July 2010, Ms. Janney served as a consultant for Meridian Realty Advisors, a full-service real estate management and advisory company focused on senior living and healthcare-related real estate investment opportunities.

“As Behringer Harvard grows, we continue to add seasoned industry professionals. Kym brings a wealth of applicable experience that makes her a welcome addition to our management team,” said Mr. Robert S. Aisner, Chief Executive Officer of Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II.

From February 2007 to September 2009, Ms. Janney was Executive Vice President and Chief Financial Officer for Direct Development, where she was responsible for accounting and reporting systems, internal controls and policies and procedures for the commercial retail development company, brokerage company and related project entities. From October 2004 to January 2007, Ms. Janney was Managing Director and Chief Financial Officer of Hawkeye Partners, LP, a start-up real estate private equity fund. From December 1994 to October 2004, Ms. Janney was with the Hampstead Group, a privately held real estate investment company, where she served as Controller from 1994 to 1999 and as Chief Financial Officer from 2000 to 2004. Ms. Janney received a Bachelor of Business Administration degree from Baylor University and is a Certified Public Accountant in the state of Texas.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 99 99 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600

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